Exhibit 99.1

Asure Software Meets Expectations with Solid Financial Results for
Fourth Quarter and Fiscal Year 2013

• Cloud SaaS-based bookings for the quarter increased by 40% from the fourth quarter of 2012. Cloud SaaS-based bookings for the year ending December 31, 2013 increased by 19% from the previous year.

• Fourth quarter revenue of $6.7 million and $25.5 million year to date vs. guidance range of $25 to $27 million year to date.

• Fourth quarter net income per share, excluding one-times*, was $0.02 and $(0.14) year to date and fourth quarter earnings per share was a net loss of $(.02) and $(.29) year to date.

• Fourth quarter EBITDA*, excluding one-time items*, was $1.48 million and $4.82 million year to date vs. guidance range of $4.8 to $5.5 million year to date.

AUSTIN, Texas, March 26, 2014 (GLOBE NEWSWIRE) -- Asure Software, Inc. (Nasdaq:ASUR), a leading provider of workplace management software, announced results for the fourth quarter ended December 31, 2013.

Strategic Highlights & Recent Events

•
Produced record sales and record SaaS bookings for fourth quarter 2013 with success in both new business and client upgrades from On Premise to On Demand solutions. Key wins included: AsureForce new clients Visions Family Services and Ratliff Ready Mix; AsureSpace new clients Iron Mountain, Kaiser Permanente, and Coverys. Key upgrades included: KPMG, State Street, Monsanto, Weill Cornell Medical College, Alexandria Real Estate, Cushman & Wakefield, and Pearson.

•
Deployed several product enhancements for AsureSpace™ and AsureForce® solutions, including the launch of a new occupancy utilization and measurement solution, AsureSpace™ SmartView, in partnership with Abintra. These enhancements allow the company to more easily scale to meet growth goals and support client retention with stable products and innovative features.

•
Refinanced our existing senior debt under a new facility with Wells Fargo Bank, N.A. in the first quarter of 2014. The new term loan with Wells Fargo Bank of $15.0 million has a revolver of $3.0 million with an additional uncommitted incremental loan facility of $10.0 million for future permitted acquisitions. The company expects to incur a one-time charge of approximately $1.4 million, of which approximately $0.7 million is non-cash deferred financing costs, related to the restructuring in first quarter of 2014. We expect the new loan to reduce our interest expense by approximately $0.6 million in 2014 and $0.7 million in the following year and reduce cash principal payments by $0.8 million in 2014 and $1.1 million in the following year.

•
Reached an agreement to settle our outstanding notes payable and dismiss all pending litigation with the sellers of PeopleCube in the first quarter of 2014. With the insurance proceeds and after offsetting any related litigation costs incurred in 2014, we expect to record a net gain of approximately $1.0 million on the settlement in the first quarter of 2014.

Results
•	Cloud SaaS-based bookings increased by 40% from the fourth quarter of 2012. Cloud SaaS-based bookings for the year ending December 31, 2013 increased by 19% from the previous year.

•
Cloud SaaS-based revenue for the quarter increased to $3.4 million up $197,000 and 6.1% over the previous quarter and up $408,000, or 13.5% over the fourth quarter of 2012. Cloud SaaS-based revenue for the year ending December 31, 2013 increased to $12.9 million up $2.9 million and 29.4% over the previous year.

•
Revenue for the quarter was $6.7 million as compared to $6.5 million in the previous quarter and $5.9 million in the fourth quarter 2012, an increase of 4.0% and 13.2%, respectively. Revenue for the year ending December 31, 2013 was $25.5 million as compared to $20.0 million in the previous year, an increase of 27.6%.

•
Recurring revenue as a percent of total revenue was 75% for the quarter as compared to 76% for the previous quarter and 79% in the fourth quarter of 2012. Recurring revenue for the year ending December 31, 2013 was 77% compared to 79% in 2012.

•
Gross margin for the quarter was $5.1 million compared to $4.9 million in the previous quarter and $4.3 million in the fourth quarter 2012, an increase of 3.7% and 17.5%, respectively. Gross margin for the year ending December 31, 2013 was $19.0 million as compared to $15.4 million in the previous year, an increase of 23.8%.

•
EBITDA* excluding one-time items* for the quarter was approximately $1.48 million compared to $1.46 million in the previous quarter and $948,000 in the fourth quarter of 2012. One-time items* in the quarter were approximately $215,000 up from $104,000 in the previous quarter and up from $175,000 in the fourth quarter of 2012, and were related to legal and professional fees, site consolidation related to the acquisition of Meeting Maker and other one-time expenses*. EBITDA* excluding one-time items* for the year ending December 31, 2013 was $4.82 million vs. $3.30 million in 2012.

•
Cash flow provided by operating activities for the quarter was $846,000 compared to $383,000 in the previous quarter and $938,000 in the fourth quarter 2012, an increase of 121% and a decrease of 9%, respectively.  Cash flow provided by operating activities for the year ending December 31, 2013 was $2.0 million as compared to $2.8 million in the previous year, a decrease of 29%.

Management Commentary
Pat Goepel, Chief Executive Officer of Asure Software commented, “We’re extremely pleased with our record-sales fourth quarter performance, which was driven by our ability to bring differentiated product offerings to the market to meet growing customer demand for SaaS-based solutions. In addition to strong sales, we’ve seen tremendous advancements in the product development and customer support areas of our businesses; these improvements have resulted in stronger sales and higher customer satisfaction. In fact, 87% of AsureSpace customers are willing to recommend Asure to a friend or colleague. We exited the year in a strong position, posting solid financial results and meeting expectations.  With the recent announcement of the Wells Fargo refinancing, the settlement of the PeopleCube litigation, and our increasing global expansion, we are excited to enter the new year and are very optimistic about 2014 business goals.”

Jennifer Crow, Asure’s Chief Financial Officer added, “We are pleased with our new debt structure with Wells Fargo Bank.  This new facility provides a lower cost of debt and provides greater financial flexibility. We are excited about growing our relationship with Wells Fargo and look forward to working with them to execute our continued growth strategy.”

Please see below for details around Asure’s financial results.

Company Outlook
$000s	FY 14
Revenue	$29,000 - $30,000
EBITDA, excluding one-time items	$5,500 - $6,500
Net income per share, excluding one-time items	$0.08 - $0.24

Conference Call Details
Asure will follow this announcement with a conference call for the investment community on Wednesday, March 26, 2014 at 11:00 a.m. EDT (10:00 a.m. CDT) to further discuss the quarter and outlook. Participating in the call will be Pat Goepel, Chief Executive Officer and Jennifer Crow, Chief Financial Officer. To participate, dial (877) 853-5636 ten minutes before the call begins. International callers should dial (631) 291-4544. The conference ID for all callers is 15536683.

Investors, analysts, media and the general public will also have the opportunity to listen to the conference call in listen-only mode via the Internet by visiting the investor relations page of Asure's web site at www.asuresoftware.com. To monitor the live call, please visit the web site at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, an archived replay will be available shortly after the call at http://investor.asuresoftware.com/

About Asure Software
Asure Software, Inc., (Nasdaq:ASUR) headquartered in Austin, Texas, offers cloud-based time and labor management and workspace management solutions that enable businesses to control their biggest costs -- labor, real estate and technology  -- and prepare for the workforce of the future in a highly mobile, geographically disparate and technically wired work environment. Asure serves approximately 5,000 clients worldwide and currently offers two main product lines: AsureSpace™ workplace management solutions enable organizations to maximize the ROI of their real estate, and AsureForce® time and labor management solutions deliver efficient management of human resource and payroll processes.  For more information, please visit www.asuresoftware.com.

The Asure Software, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11986

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding Asure's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. Such risks and uncertainties could cause actual results to differ from those contained in the forward-looking statements.

*Non-GAAP Financial Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA and GAAP Net Income/(Loss) excluding one-time items. These supplemental financial measures are not required by GAAP, nor is the presentation of this financial information intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with Asure's earnings results as determined in accordance with GAAP. However, for the reasons described below, management uses these non-GAAP measures to evaluate the performance of Asure's business. Asure's management believes that it is important to provide investors with these same tools, together with reconciliation to GAAP, for evaluating the performance of Asure's business, as it may provide additional insight into Asure's financial results. See the “Reconciliation of GAAP Net Income/(Loss) to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA)” and the “Reconciliation of GAAP Net Income/(Loss) to Net Earnings Excluding One-Time Items” tables included in this press release for further information regarding these non-GAAP financial measures. In addition, these measures are presented because management believes they are frequently used by securities analysts, investors and others in the evaluation of companies.

EBITDA is calculated by adding income taxes, interest expense, depreciation and amortization and stock compensation expense to net earnings. EBITDA is not defined under GAAP and should not be considered in isolation or as a substitute for net earnings and other consolidated earnings data prepared in accordance with GAAP or as a measure of Asure's profitability.

Net Earnings Excluding One-Time Items is calculated by combining the company’s GAAP Net Earnings, or earnings per share, with items that are one time in nature and are not expected to recur on a dollar or per share basis.

Free Cash Flow is computed by subtracting capital expenditures from cash flow from operations, each as determined in accordance with GAAP and as reflected in the statement of cash flows.

Non-GAAP Revenue is computed by adding back the deferred revenue fair market valuation to GAAP revenue.

Reconciliation of GAAP Net Earnings to Earnings Before Interest, Taxes, Depreciation, Amortization and Stock Compensation Expense (EBITDA) and EBITDA Excluding One-time items.

FOR THE THREE MONTHS ENDED
$000s	December 31, 2013	December 31, 2012	Inc/Dec
Net Income (Loss)	(102)	(633)	531
Interest and amortization of OID	613	575	38
Tax	(4)	89	(93)
Depreciation	121	92	29
Amortization	592	629	(37)
Stock Compensation	47	21	26
EBITDA	1,267	773	494
One-time items	215	175	40
EBITDA excluding one-time items	1,482	948	534

FOR THE TWELVE MONTHS ENDED
$000s	December 31, 2013	December 31, 2012	Inc/Dec
Net Loss	(1,662)	(3,032)	1,370
Interest and amortization of OID	2,394	1,519	875
Derivative mark -to-market	-	465	(465)
Tax	117	285	(168)
Depreciation	452	253	199
Amortization	2,495	2,042	453
Stock Compensation	160	88	72
EBITDA	3,956	1,620	2,336
One-time items	867	1,675	(808)
EBITDA excluding one-time items	4,823	3,295	1,528

Reconciliation of GAAP Net Earnings to Net Earnings Excluding One-time items
$000s	FOR THE THREE MONTHS ENDED December 31
	2013	2012
Net Income (Loss)	(102)	(633)
Legal & Professional Services	163	146
Severance, Recruitment & Relocation	52	26
Other one-time items (net)	-	3
Sub-total excluding Taxes	215	175
Sub-total one-time items	215	175
Net Gain/(Loss) excluding one-time items	113	(458)
$000s	FOR THE TWELVE MONTHS ENDED December 31
	2013	2012
Net Loss	(1,662)	(3,032)
Legal & Professional Services	697	1,128
Severance, Recruitment & Relocation	212	395
Gain on sale of assets	(72)	-
Interest income from settlement	(48)	-
Site Consolidation	-	55
Derivative mark-to-market	-	465
Loss on Debt Conversion	-	198
3:2 Stock Split	-	19
Provision for Taxes – Site Shut Down	-	60
Other one-time items (net)	78	54
Sub-total excluding Taxes and MTM	867	1,849
Sub-total one-time items	867	2,374
Net Gain/(Loss) excluding one-time items	(795)	(658)

Reconciliation of GAAP Revenue to Non-GAAP revenue
$000s	FOR THE THREE MONTHS ENDED December 31
	2013	2012
Revenue	6,732	5,948
Adjustment	13	317
Non- GAAP revenue	6,745	6,265
$000s	FOR THE TWELVE MONTHS ENDED December 31
	2013	2012
Revenue	25,474	19,965
Adjustment	416	978
Non- GAAP revenue	25,890	20,943
Note – Adjustment relates to the fair market valuation for assumed deferred revenue contracts that were not recognized in the period due to business combination accounting rules.

For more information contact:
Jennifer Crow, CFO
Asure Software, Inc.
512-437-2732
jcrow@asuresoftware.com

ASURE SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$3,938	$2,177
Restricted cash	400	250
Accounts receivable, net of allowance for doubtful accounts of $168 and $182 at December 31, 2013 and December 31, 2012, respectively	3,902	3,040
Inventory	77	266
Notes receivable	9	19
Prepaid expenses and other current assets	1,334	1,497
Total current assets	9,660	7,249
Property and equipment, net	1,233	1,154
Goodwill	15,005	15,525
Intangible assets, net	9,679	12,179
Other assets	38	41
Total assets	$35,615	$36,148
Liabilities and stockholders’ equity
Current liabilities:
Current portion of notes payable	$4,308	$3,450
Accounts payable	1,669	2,713
Accrued compensation and benefits	473	78
Other accrued liabilities	988	706
Deferred revenue	10,059	9,684
Total current liabilities	17,497	16,631
Long-term liabilities:
Deferred revenue	759	199
Notes payable- related party	-	800
Notes payable	12,698	15,887
Other liabilities	444	471
Total long-term liabilities	13,901	17,357
Stockholders’ equity:
Preferred stock, $.01 par value; 1,500 shares authorized; none issued or outstanding	-	-
Common stock, $.01 par value; 11,000 shares authorized; 6,353 and 5,644 shares issued, 5,969 and 5,260 shares outstanding at December 31, 2013 and December 31, 2012, respectively	63	56
Treasury stock at cost, 384 shares at December 31, 2013 and December 31, 2012	(5,017)	(5,017)
Additional paid-in capital	278,159	274,445
Accumulated deficit	(268,884)	(267,222)
Accumulated other comprehensive loss	(104)	(102)
Total stockholders’ equity	4,217	2,160
	$35,615	$36,148

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Amounts in thousands, except share and per share data)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2013	2012
Revenues	$25,474	$19,965
Cost of sales	6,425	4,573
Gross Margin	19,049	15,392

Operating Expenses
Selling, general and administrative	13,252	11,803
Research and development	2,835	2,376
Amortization of intangible assets	2,180	1,726
Total Operating Expenses	18,267	15,905

Income (Loss) From Operations	782	(513)

Other Income (Loss)
Interest income	49	3
Gain (loss) on sale/disposal of assets	72	(28)
Loss on debt conversion	-	(198)
Foreign currency translation gain (loss)	(24)	(27)
Interest expense and other	(1,943)	(1,169)
Interest expense – amortization of OID and derivative mark-to-market	(481)	(815)
Total other income (loss), net	(2,327)	(2,234)

Loss From Operations before Income Taxes	(1,545)	(2,747)
Income tax provision	(117)	(285)
Net Loss	$(1,662)	$(3,032)
Other Comprehensive Income (Loss):
Foreign currency gain (loss)	(2)	26
Other Comprehensive Income (Loss)	$(1,664)	$(3,006)

Basic and Diluted Net Loss Per Share
Basic	$(0.29)	$(0.60)
Diluted	$(0.29)	$(0.60)
Weighted Average Basic and Diluted Shares
Basic	5,661,000	5,048,000
Diluted	5,661,000	5,048,000

ASURE SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	FOR THE YEAR DECEMBER 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,662)	$(3,032)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	2,947	2,295
Provision for doubtful accounts	37	179
Share-based compensation	160	88
Interest income on settlement	(48)	-
(Gain) loss on sale/disposal of assets	(72)	28
Amortization of OID and derivative mark-to-market	481	815
Gain on debt payoff	(98)	-
Loss on debt conversion	-	198
Changes in operating assets and liabilities:
Restricted cash	(150)	(250)
Accounts receivable	(899)	1,095
Inventory	177	(150)
Prepaid expenses and other assets	495	(229)
Accounts payable	(1,008)	692
Accrued expenses and other long-term obligations	737	140
Deferred revenue	928	940
Net cash provided by operating activities	2,025	2,809

CASH FLOWS FROM INVESTING ACTIVITIES:
Net purchases of property and equipment	(383)	(904)
Purchases of intangible assets	(62)	(351)
Collection of note receivable	10	77
Acquisitions net of cash acquired	-	(9,800)
Net cash used in investing activities	(435)	(10,978)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	4,000	14,500
Payments on notes payable	(6,880)	(3,833)
Payments on conversion of subordinated notes payable	-	(222)
Payments on line of credit	-	(500)
Payments on capital leases	(88)	(33)
Debt financing fees	(330)	(680)
Net proceeds from issuance of common stock	3,433	-
Net proceeds from exercise of stock options	35	20
Net cash provided by (used in) financing activities	170	9,252

Effect of foreign exchange rates	1	27

Net increase (decrease) in cash and cash equivalents	1,761	1,110
Cash and equivalents at beginning of period	2,177	1,067
Cash and equivalents at end of period	$3,938	$2,177

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest	$1,461	$797

Non-cash Investing and Financing Activities:
Conversion of subordinated convertible notes payable to equity	93	2,247
Issuance of common stock upon acquisition	-	747